Exhibit 99.01

FOR IMMEDIATE RELEASE

Contacts:
Mark Kent
Chief Financial Officer
Transmeta Corporation
(408) 919-3000

Investors: Michael Polyviou/Ian Bailey
(212) 850-5748
Media: Evan Goetz
(212) 850-5639
Paul Patella
(212) 850-5612

TRANSMETA REPORTS 2005 FIRST QUARTER RESULTS; FORECASTS
ACCELERATED ACHIEVEMENT OF CASH FLOW TARGET

Anticipates 2005 Year-End Cash Balance of at least $35 Million;
Reports Deferred Revenue Balance of $14.5 Million

SANTA CLARA, CA. – May 13, 2005 – Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing technologies, today announced financial results for the first quarter ended March 31, 2005.

First Quarter Results
Net revenue for the first quarter of 2005 was $6.9 million compared to $11.2 million in the fourth quarter of 2004, and $5.2 million in the year ago quarter. Revenue in the first quarter comprised $6.4 million in product revenue and $0.45 million of licensing revenue. This compares with $4.8 million in product revenue and $6.4 million of licensing revenue in the fourth quarter of 2004.

The Company also reported deferred revenue of $14.5 million reflecting license fees received as of March 31, 2005 from Sony Corporation and Fujitsu Limited under two licensing agreements for Transmeta’s proprietary LongRun2™ power management technologies. License fees are generally recognized as revenue only upon completion of all technology transfer milestones and related engineering services.

Gross margin from the Company’s product business was 26% which was positively impacted by a combination of improved yields, changes in product mix, previously announced price increases and demand associated with end-of-life purchases for some of its legacy and mature microprocessor products, many of which had previously been written off as a result of the Company’s decision to modify its business model in the first quarter of 2005.

The Company’s net loss for the first quarter of 2005 narrowed to $21.1 million, or a loss of $0.11 per share, compared with a net loss of $28.1 million, or a loss of $0.15 per share in the fourth quarter of 2004, and a net loss of $23.4 million, or a loss of $0.14 per share in the first quarter of 2004. During the 2005 first quarter, the Company recorded a restructuring charge of $1.3 million consisting primarily of workforce reduction costs for termination benefits.

The Company reduced its net cash burn to $11.7 million in the 2005 first quarter. The Company’s cash, cash equivalents and short term investments at March 31, 2005 totaled $42 million. The Company benefited from the receipt of $14.5 million in licensing fees for Transmeta’s proprietary LongRun2 technologies, as discussed above.

-more-

Business Update
“Our business model now enables us to deploy our innovative technology and intellectual property through products, licensing and synergistic engineering services. The relationships we have with Sony and Microsoft are excellent examples of our new strategy in action,” said Arthur L. Swift, president and CEO. “This new approach and modified business model are already starting to show positive results, and I am pleased to report we are ahead of schedule on our operational goals.”

Guidance
“Our first quarter results reflect some of the modifications that we made to our product business model, and we would expect to realize the full financial benefits of our previously announced restructuring over the coming quarters,” commented Mark R. Kent, chief financial officer. “During the first quarter, we significantly reduced our negative cash flow to $11.7 million, and we are well ahead of reaching the first financial objective of our restructuring plan by reducing our negative cash flow run rate to $5 million per quarter or less by the end of the third quarter. Today, I believe that we should achieve this goal ahead of plan and we are now guiding to negative cash flow of less than $5 million by the end of the second quarter.”

“With continued careful expense management and anticipated milestone-based payments from our license and service customers, we are currently expecting our cash position to be $35 million or greater at December 31, 2005,” added Mr. Kent. “This should provide us with sufficient liquidity and the resources to successfully execute on our growth strategies.”

Conference Call
Transmeta management will host a conference call at 10:00 a.m. Eastern Time (ET) / 7:00 a.m. Pacific Time (PT) today to discuss the operating performance for the quarter. To listen to the conference call, please dial (913) 981-4900. The conference call will also be available to the public live over the Internet at the investor relations section of Transmeta’s website at www.transmeta.com. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until May 20. The phone number to access the recording is (888) 203-1112, and the passcode is 4943120. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.

About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, Transmeta first became known for designing, developing and selling its highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.

Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions, specific conditions and volatility in the markets that we address, difficulties or delays in implementing our restructuring plan, the potential loss of key technical and business personnel resulting from our restructuring plan, practical challenges in modifying our business model, the adoption and market acceptance of our products and technologies by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, the rescheduling or cancellation of significant customer orders, difficulties in developing or manufacturing our products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Transmeta, Efficeon, LongRun2 and Crusoe are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

TRANSMETA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended
	Mar 31,	Mar 31,
	2005	2004
	(unaudited)
Revenue:
Product	$6,406	$5,007
License and service	448	195

Total revenue	6,854	5,202

Cost of revenue	4,913	5,614
Gross profit (loss)	1,941	(412)
Operating expenses:
Research and development	12,222	12,717
Selling, general and administrative	7,956	6,721
Restructuring charges	1,309	—
Amortization of intangible assets	1,711	2,404
Stock compensation	(34)	1,350

Total operating expenses	23,164	23,192

Operating loss	(21,223)	(23,604)
Interest income and other, net	246	246
Interest expense	(108)	(15)

Net loss	$(21,085)	$(23,373)

Net loss per share—basic and diluted	$(0.11)	$(0.14)

Weighted average shares outstanding — basic and diluted	189,151	171,869

TRANSMETA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	Mar. 31, 2005	Dec. 31, 2004
	(unaudited)
Assets
Current assets
Cash and short-term investments	$41,978	$53,668
Accounts receivable, net	4,607	2,290
Inventories	3,180	5,410
Prepaid and other current assets	1,938	2,218

Total current assets	51,703	63,586
Property and equipment, net	1,934	2,187
Other assets	22,125	23,840

Total assets	$75,762	$89,613

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$25,859	$21,012
Current portion of accrued restructuring costs	2,835	1,557
Current portion of long-term obligations	269	356

Total current liabilities	28,963	22,925
Long-term accrued restructuring costs	3,286	3,688
Long-term payables	5,000	5,000
Stockholders’ equity	38,513	58,000

Total liabilities and stockholders’ equity	$75,762	$89,613